UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On June 6, 2024, Dr. Whitney Haring-Smith, notified the Company of his decision to resign from the board of directors of the Company (the “Board”) effective immediately. Dr. Haring-Smith did not resign from the Board because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Director Appointment

On June 7, 2024, the Board appointed Michael Crowe to fill the vacancy created by Dr. Haring-Smith’s resignation. Mr. Crowe has decades of experience in the medical device industry with a focus on operations. Since March 2023, Mr. Crowe has served as Senior Vice President Operations for Bioventus LLC. Previously, he served as Vice President Operations for Abbott Vascular from January 2015 to March 2023. Mr. Crowe earlier served in similar roles for Caris Life Sciences, Covidien Devices, Johnson & Johnson, Iomega Corporation, and SKF USA, Inc. Mr. Crowe earned a bachelor’s degree in engineering from the University of Louisville and an MBA from Duke University.

There are no arrangements or understandings between Mr. Crowe and any other person pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Crowe will participate in the standard fee arrangements for non-executive directors, which are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Non-Employee Director Compensation,” filed with the Securities and Exchange Commission on April 1, 2024. Under the existing director compensation arrangements, Mr. Crowe will be entitled to annual cash compensation in the amount of $40,000, and, in connection with his appointment to the Board, Mr. Crowe will be granted a stock option award to purchase 25,000 shares of the Company’s Class A Common Stock, which options will vest over a period of four years. Mr. Crowe will also enter into the Company’s standard director and officer indemnification agreement, pursuant to which we will indemnify him for claims related to certain actions he takes in his capacity as a director. A copy of the form of indemnification agreement is filed as Exhibit 10.21 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 5, 2023, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 11, 2024, the Company issued a press release announcing the resignation of Dr. Haring-Smith and appointment of Mr. Crowe to the Board. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Dated June 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

June 11, 2024	By:	/s/ David R. Wells
David R. Wells
Chief Financial Officer

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